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                                                                      Exhibit 21

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                           WHOLLY-OWNED SUBSIDIARIES


                                                                                 State of Incorporation
                                                                                 ----------------------
American Systems Engineering Corporation                                         Delaware

Andrew Palmer & Associates Limited                                               England
(wholly-owned by SAIC UK Limited)

Bull, Inc.                                                                       California

Campus Point Realty Corporation                                                  California

Energy and Technology Management Corporation                                     Delaware

Environmental Restoration Systems, Inc.                                          Delaware

General Sciences Corporation                                                     Delaware

Hicks & Associates, Inc.                                                         Delaware

JHK & Associates, Inc.                                                           Delaware

JMD Development Corporation dba JDA                                              California

Network Solutions, Inc.                                                          District of Columbia

Pathology Associates International Corporation                                   Delaware

R.E. Wright Environmental, Inc.                                                  Delaware

Sachse Engineering Associates, Inc.                                              California

SAIC Colombia, Limitada                                                          Colombia

SAIC Commercial Enterprises, Inc.                                                California

SAIC de Mexico, S.A. de C.V.                                                     Mexico

SAIC Engineering, Inc.                                                           California

SAIC Engineering of Ohio, Inc.                                                   Ohio

SAIC Global Technology Corporation                                               Delaware

SAIC in Novosibirsk                                                              Russia

SAIC-MIR                                                                         Russia

SAIC Limited (wholly-owned by SAIC UK Limited)                                   England

SAIC UK Limited                                                                  England

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
                                                                                 State of Incorporation
                                                                                 ----------------------
Science Applications International (Barbados) Corporation                        Barbados

Science Applications International Corporation (SAIC Canada)                     Canada

Science Applications International Corporation                                   Venezuela
de Venezuela, S.A.

Science Applications International, Europe S.A.                                  France

Science Applications International Pty. Ltd.                                     Australia

Science Applications International Technology                                    California

Syntonic Technology, Inc.                                                        Delaware

Systems Control Technology, Inc.                                                 Delaware

TST International Pty., Ltd.                                                     Australia
(wholly-owned by Syntonic Technology, Inc.)

Wright Laboratory Services, Inc.                                                 Delaware
(wholly-owned by R.E. Wright Environmental, Inc.)